Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSTULTANTS

As independent petroleum engineering consultants, we hereby consent to the references to our firm, in the context in which they appear, and to the references to, and the inclusion of, our report, dated March 31, 2026, for Three Rivers Royalty, LLC included in or made part of this Registration Statement on Form S-8 of WhiteHawk Minerals Corp. (formerly known as WhiteHawk Income Corporation), including any amendments thereto.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

/s/ RYDER SCOTT COMPANY, L.P.

Houston, Texas

June 10, 2026